Seward & Kissel LLP ONE BATTERY PARK PLAZA NEW YORK, NEW YORK 10004	Exhibit 5.1

TELEPHONE: (212) 574-1200 FACSIMILE: (212) 480-8421 WWW.SEWKIS.COM	901 K Street, NW WASHINGTON, D.C. 20001 TELEPHONE: (202) 737-8833 FACSIMILE: (202) 737-5184

August 7, 2023
Eagle Bulk Shipping Inc.
300 Stamford Place, 5th Floor
Stamford, Connecticut 06902

Re: Eagle Bulk Shipping Inc.

Ladies and Gentlemen:
We have acted as special Marshall Islands counsel to Eagle Bulk Shipping Inc., a company incorporated under the laws of the Republic of the Marshall Islands (the “Company”), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of 224,020 shares of the Company’s common stock, par value $0.01 per share (the “Common Shares”), under the Company’s registration statement on Form S-8 (the “Registration Statement”), as filed with the U.S. Securities and Exchange Commission (the “Commission”), which Common Shares may from time to time be issued in accordance with the terms of the Company’s Second Amended and Restated 2016 Equity Incentive Plan (the “Plan”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
In reaching the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the current, as of the date hereof, Articles of Incorporation and the Bylaws of the Company, (iii) the Plan, and (iv) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures, the legal competence or capacity of persons or entities to complete the execution of documents, the persons identified as officers of the Company are serving as such and, as to factual matters, the truth, accuracy and completeness of the information, representations and warranties contained in the Registration Statement. As to various questions of fact which are material to the opinions hereinafter expressed, we have also relied upon statements or certificates of public officials, directors of the Company and others.
We have further assumed for the purposes of this opinion, without investigation, that (i) all documents referred to above or contemplated by the Registration Statement to be executed in connection with the issuance of the Common Shares have been duly authorized, executed and delivered by each of the parties thereto other than the Company, (ii) the terms of the issuance comply in all respects with the terms, conditions and restrictions set forth in the Registration Statement and all of the instruments, agreements and other documents relating thereto or executed in connection therewith, and (iii) the Common Shares will be issued in compliance with applicable U.S. federal and state securities and other laws (other than the laws of the Republic of the Marshall Islands in respect of which we are opining).
Based upon and subject to the foregoing and subject to the limitations set forth herein, we are of the opinion that under the laws of the Republic of the Marshall Islands, the Common Shares have been duly authorized, and when the Common Shares are issued by the Company in accordance with the terms of the Plan and the instruments executed pursuant to the Plan, as applicable, which govern the awards to which the Common Shares relate, the Common Shares will be validly issued, fully paid for and non-assessable.
This opinion is limited to the laws of the Republic of the Marshall Islands as in effect on the date hereof and we express no opinion as to any other laws, rules or regulations. The opinions expressed herein are rendered as of the date hereof and we expressly disclaim any obligation to update this letter for or advise you of any change in any matter after the date hereof or any facts relating to prior events that are subsequently brought to our attention.
We hereby consent to (i) the filing of this opinion as an exhibit to the Registration Statement and (ii) the incorporation by reference of each reference to us and the discussions of advice provided by us in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on March 10, 2023, in each case, without admitting we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement.

Very truly yours,

/s/ Seward & Kissel LLP